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EXHIBIT 10.15

                          SEVERANCE BENEFITS AGREEMENT


         This Agreement is between STANADYNE AUTOMOTIVE CORP. (the "COMPANY") and LEON JANIK (the "EXECUTIVE"), dated as of May 25, 2000.

                                    RECITALS:

The Executive has been a dedicated and valued employee of the Company for several years on an "at will" basis. The Company, on behalf of itself and its shareholders, wishes to reward the Executive for his past years of service and desires to have the continued dedication of the Executive in the future, undiminished by fear of insecurity as to his position. The Board of Directors of the Company (the "BOARD") believes it is imperative to eliminate such distraction of the Executive and to encourage his attention and dedication to his assigned duties, and therefore the Board has determined, and the Executive has agreed, that he shall receive certain severance benefits in the event his employment with the Company is terminated under the circumstances described below.

THEREFORE, in consideration of the mutual covenants and agreements in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.   SEVERANCE PAYMENTS.

         (A) If there shall be a Change In Control (as defined below) of the Company between April 1, 2000 and January 1, 2001, and within three (3) years of the Change In Control, the Company shall terminate the Executive's employment other than for Cause, death, or Disability, or the Executive shall terminate his employment for Good Reason, the Company shall pay the following severance payments and benefits (collectively, the "BENEFITS") to the Executive:

                  (i) The Executive's base salary through and including the Date of Termination at the rate in effect on the Date of Termination.

                  (ii) An amount equal to two (2) times the Executive's annual base salary at the highest rate in effect during the twelve (12) month period preceding the Date of Termination.

                  (iii) An amount equal to two (2) times the average amount paid to the Executive over the prior three (3) years in connection with the Company's Management Profit Sharing Plan for Executive Personnel ("EPS") or any successor or replacement to the EPS.

                  (iv) An amount equal to the product of (a) the amount which Executive would have been entitled to under the EPS, or under any successor or replacement to the EPS, if Executive had been employed the entire calendar year in which the termination occurred and (b) a fraction, the numerator of which is the number of days of Executive's employment with the
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Company for the year of termination of employment through the Date of
Termination, and the denominator of which is 365.

                  (v) In the case of any other compensation previously deferred by the Executive, all amounts previously deferred, and not yet paid by the Company.

                  (vi) For two (2) years following the Date of Termination, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive at no increase in the rate or amount of contribution by the Executive and/or his family (other than an increase resulting from a change to the benefit plan(s) of the Company in which the Executive is a participant that applies generally to all participants in the plan) all medical, prescription, dental, disability, and life insurance programs, and allowances for automobiles and country clubs, and other benefits generally available to all members of senior management of the Company, in effect in the twelve (12) month period preceding the Date of Termination; provided, however, that the Company may amend any benefit or benefit plan generally applicable to its employees so long as the amendment treats the Executive in the same manner as the other employees of the Company, including other executives of the Company, covered by the benefit or benefit plan.

         (B) The Benefits under Sections 1(A)(i) and 1(A)(iii) shall be paid in a lump sum no later than the thirtieth (30th) day following the Date of Termination. The Benefits under Section 1(A)(ii) shall be paid monthly. The Benefits under Section 1(A)(iv) shall be paid concurrently when payments are made to other participants in the EPS or any successor or replacement to the EPS for the year in question. The Benefits under Sections 1(A)(v) shall be payable in accordance with the terms of the deferred compensation plan (if any). Premiums for the Benefits under Section 1(A)(vi) shall be paid on or before their due dates.

         (C) For purposes of determining the Executive's benefits under any of the Company's nonqualified supplemental employee retirement plans ("SERPs"), the Executive shall be credited with two (2) additional years of service and shall be credited with additional earnings in an amount equal to those Benefits that would have been treated as earnings under the SERPs if they had been received by the Executive while he was an employee of the Company. For purposes of the SERPs, the Benefits shall be treated as having been paid to the Executive at such time or times as they would have been paid to the Executive if he had remained as an employee of the Company.

         (D) All Benefits shall be subject to normal withholdings for federal, state, and local taxes and other payroll deductions required by applicable law or regulation.

     2.  GOOD REASON.

         (A) The Executive may terminate his employment for Good Reason, in which case the Executive shall be entitled to the Benefits.

         (B) For purposes of this Agreement, "GOOD REASON" means:
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                  (i) Any reduction in Executive's base salary while this
Agreement is in effect; or any change which would materially and adversely affect the potential of Executive to earn bonuses based upon the performance of the Company, unless such change is applicable to all other executives of the Company who are eligible for the bonuses so affected.

                   (ii) The assignment to the Executive while this Agreement is in effect of (a) any duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, power, duties or responsibilities as in effect on the date of this Agreement or as may be changed with Executive's consent; or (b) any other action by the Company while this Agreement is in effect which results in a material diminution in such position, authority, power, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of written notice from the Executive;

                  (iii) Any failure by the Company to comply with any of the provisions of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of written notice from the Executive;

                  (iv) The Company's requiring the Executive to be based at any office or location which is greater than thirty (30) miles from Executive's principal location on the date of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities and consistent with Executive's past travel responsibilities;

                  (v) Any purported termination by the Company of the Executive's employment other than for Cause; or

                  (vi) Any failure by the Company to comply with and satisfy
Section 12(C) of this Agreement.

     3.  CAUSE.

         (A) If the Executive's employment shall be terminated by the Company for Cause, the Company shall pay the Executive the Benefits under Sections 1(A)(i) and 1(A)(v), his accrued expenses, accrued vacation benefits (if any), and any other accrued benefit payable under Company policy to employees terminated for Cause, through the Date of Termination, and shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated by the Company other than for Cause, death, or Disability, the Executive shall be entitled to the Benefits.

         (B) For purposes of this Agreement "CAUSE" means (i) an act or acts of dishonesty taken by the Executive in the performance of his duties for the Company or any of its subsidiaries; (ii) any substantial and repeated failure, inability, or refusal to perform, or breach of his material duties as an employee of the Company, which remains uncured sixty (60) days after written notice from the Company to the Executive which notice describes the failure, inability, refusal or breach in reasonable detail; (iii) the Executive materially breaches any confidentiality, nondisclosure, assignment of invention, noncompetition, or similar agreement or provision in
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connection with his employment with the Company; or (iv) the Executive is convicted of a felony.

     4. NOTICE OF TERMINATION. Any termination by the Executive for Good Reason or by the Company for Cause shall be communicated by Notice of Termination to the other party in accordance with Section 13(C) of this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (A) indicates the specific termination provision in this Agreement relied upon; and
(B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     5. DATE OF TERMINATION. "DATE OF TERMINATION" means: (A) if the Executive's employment is terminated by the Company, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; and (B) if the Executive's employment is terminated by the Executive for Good Reason, the Date of Termination shall be the date on which the Executive notifies the Company of such termination, or such later date that Executive may specify in the Notice of Termination, which later date shall not be more than fifteen (15) days from the date of the Notice.

     6. DEATH. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned by the Executive as of the date of the Executive's death. Notwithstanding any contrary provision in this Agreement, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of its executives under such plans, programs and policies relating to family death benefits (if any) as in effect on the date of this Agreement or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives and their families.

     7.  DISABILITY.

         (A) If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned by the Executive under this Agreement as of the effective date of Executive's termination. Notwithstanding any contrary provision in this Agreement, the Executive shall be entitled after such termination for Disability to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability (if any) as in effect on the date of this Agreement or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of Termination of Executive due to Disability with respect to other key executives and their families.

         (B) For purposes of this Agreement "Disability" means disability which, after the expiration of more than twenty-six (26) weeks from its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement to acceptability not to be
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withheld unreasonably).

     8. NON-EXCLUSIVITY OF RIGHTS; NON-MITIGATION. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, or other plan or program provided by the Company and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, at or subsequent to the Date of Termination, shall be payable in accordance with such plan or program. The Executive shall not be required to mitigate the amount of any payments made to the Executive under this Agreement by seeking other employment or otherwise.

     9. CERTAIN REDUCTION OF PAYMENTS BV THE COMPANY. Notwithstanding any contrary provision in this Agreement, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether pursuant to this Agreement or otherwise (a "PAYMENT") would be subject to the excise tax ("EXCISE TAX") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), then (A) the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement ("AGREEMENT PAYMENTS") shall be reduced (but not below zero) if such reduction would result in the Executive retaining a larger amount, after-taxes, (including the Excise Tax) than if the Executive received all of the Agreement Payments; and (B) the aggregate present value of the Payments other than Agreement Payments ("OTHER PAYMENTS") shall also be reduced (but not below zero) if such reduction would result in the Executive retaining a larger amount after taxes (including the Excise Tax) than if the Executive received all of the Other Payments.

     All determinations under this Section 9 shall be made by the Company's independent auditors (the "ACCOUNTING FIRM") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen
(15) days of the Date of Termination or such earlier time as is requested by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Agreement Payments or Other Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Executive does not make the determination within ten (10) days of the receipt of the calculations, the Company shall make the determination, consistent with the requirements of this Section 9 and shall notify the Executive promptly of such election. Within five (5) days after the determination by the Executive or the Company, as applicable, the Company shall pay or distribute such amounts as are then due to the Executive under this Agreement.

     As a result of the uncertainty in the application of Section 28OG of the Code at the time of the initial determination by the Accounting Firm, it is possible that an overpayment or underpayment may occur, in which case the amount of any underpayment shall be paid to Executive or the amount of any overpayment shall be refunded to the Company (as the case may be) promptly and in either case with interest at the applicable federal rate provided for in Section 1274(c) of the Code or any successor provision.

     10. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the


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benefit of the Company all secret or confidential information, knowledge, and data relating to the Company and its business which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it.

     11. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (A) there is an acquisition by an unrelated party of 50% or more of the voting securities of the Company or of any company or other business entity which directly or indirectly controls the Company; or (B) there is a merger or consolidation of the Company with or into another entity whereby America Industrial Partners Capital Fund II, L.P. is no longer directly or indirectly the controlling shareholder of the Company; or (C) a plan of complete liquidation of the Company is instituted or there is an agreement for the sale or disposition by the Company of all or substantially all of its assets or stock; or (D) there is an equity holder with an interest in the Company or in any company or other business entity which directly or indirectly controls the Company in excess of 20% (or a company or other business entity with whom the Company has had discussions and as a direct result thereof such company or other business entity expresses an intent to take such an interest) and such holder, or company or other business entity, as the case may be, (i) recommends the termination of the Executive without Cause and as a direct result thereof the Company terminates the Executive's employment without Cause or (ii) recommends any action which would constitute or result in Good Reason and as a direct result thereof the Company takes an action which constitutes or results in Good Reason and the Executive terminates his employment for Good Reason.

     12.   SUCCESSORS.

         (A) This Agreement is personal to the Executive and the duties of the Executive shall not be assigned without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's heirs and legal representatives. If Executive should die when amounts are payable to him under this Agreement, such amounts shall be paid to Executive's estate.

         (B) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (C) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to enter into a written assumption agreement by which the successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "COMPANY" shall mean the Company as previously defined and any such successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.


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     13.   MISCELLANEOUS.

         (A) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Agreement are not part of this Agreement and shall have no force or effect.

         (B) This Agreement may not be amended or modified except by a written agreement executed by both parties or their respective successors and legal representatives.

         (C) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           IF TO THE EXECUTIVE:

                           Leon Janik
                           879 North Street
                           Suffield, CT  06078

                           IF TO THE COMPANY:

                           Stanadyne Automotive Corp.
                           92 Deerfield Road
                           Windsor, Connecticut 06095
                           Attention:   William D. Gurley


or to such other address as either party shall have furnished to the other in writing in accordance with this subsection. Notice and communications shall be effective when received by the addressee.

        (D) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (E) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.

         (F) This Agreement contains the entire understanding of the Company and the Executive with respect to its subject matter.

         (G) If the Executive or his legal representative institutes any legal action to enforce Executive's or legal representative's rights under this Agreement and obtains a judgment in his or its favor, then the Company shall pay, in addition to all amounts payable under such judgment, the reasonable attorneys' fees incurred by the Executive or his legal representative.
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                                    EXECUTIVE

                                    /s/ Leon P. Janik
                                    ---------------------------
                                    Leon Janik
                                    Date: 5/25/00


                                    STANADYNE AUTOMOTIVE CORP


                                    By: /s/ William D. Gurley
                                        ---------------------------
                                        Title: President and CEO
                                        Date: 5/30/00